                                                                   EXHIBIT 10.15


                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT dated as of the 11th day of November, 1998, by and between Norton McNaughton of Squire, Inc., a New York corporation (the "Company"), and Lynne F. Fish (the "Employee").

W I T N E S S E T H:
- - - - - - - - - -


          WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1.   Employment, Term.
               ----------------

          1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

          1.2 The term of the Employee's employment under this Agreement (the "Initial Term") shall commence on November 30, 1998 (the "Commencement Date") and shall terminate on November 30, 2000, unless sooner terminated in accordance with this Agreement; provided that the Initial Term may be extended at the Company's option for an additional two years (that is, until November 30, 2002) (as so extended, the "Extended Term;" the Initial Term and the Extended Term, collectively, the "Term") by written notice to the Employee given, if at all, at least 60 days prior to the end of the Initial Term.

          2.   Position, Duties.  The Employee shall serve in the position of
               ----------------
Executive Vice President of Merchandising of the Company. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said position, as shall be assigned to her from time to time by the Chief Executive Officer, President or the Board of Directors of the Company. The Employee shall report to the Chief Executive Officer, President and the Board of Directors of the Company. During the Term, the Employee also agrees to serve, if elected, as an officer of any subsidiary or affiliate of the Company. The Employee shall devote her complete and undivided attention to the performance of her duties and responsibilities hereunder during the normal working hours of executive employees of the Company.

          3.   Salary; Bonus.
               -------------

          3.1  Salary.  (a)  In consideration of the performance by the Employee
               ------
of the services set forth in Section 2 and her observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, (i) during the Initial Term, a base salary at a rate of $325,000 per annum, and (ii) during the Extended Term, if any, a base salary at a rate of $375,000 per annum, in any case, payable in accordance with the standard payroll practices of the Company.

          3.2  Bonus.   (a)  For each of the fiscal years of the Company during
               -----
the Term, in addition to the salary provided for in Section 3.1, the Employee shall be eligible to participate in and receive a portion of any bonus pool (the "Bonus Pool"). The amount of the Bonus Pool, if any, for each fiscal year shall be determined by the Compensation Committee and approved by the Board of Directors. The Employee's share, if any, of the Bonus Pool shall be as recommended by the President of the Company and as approved by the Compensation Committee. Notwithstanding the foregoing, in no event shall the Employee's bonus for the fiscal year ending November 6, 1999 be less than $75,000

          (b) In the event of the termination of the employment of the Employee pursuant to Section 6.1, 6.2 or 6.4 of this Agreement during the Term and prior to the end of any fiscal year of the Company, the Employee (or her estate or other legal representative) shall be eligible for a bonus for the portion of such fiscal year during which the Employee was employed hereunder, as approved by the Compensation Committee of the Board of Directors. In the event of the termination of the employment of the Employee pursuant to Section 6.3 of this Agreement, the Employee shall not be eligible for a bonus for the fiscal year of the Company in which such termination takes place. The Employee shall not be eligible for a bonus for any fiscal year of the Company subsequent to the fiscal year in which the termination of her employment takes place.

          (c) The bonus, if any, payable to the Employee (or her estate or other legal representative) for any fiscal year of the Company pursuant to this
Section 3.2 shall (except as specifically provided otherwise) be paid by the Company within ninety (90) days of receipt by the Company of the audited financial statements of the Company for such fiscal year.

          3.3  Execution Bonus.  On the Commencement Date, the Company shall pay
               ---------------
the Employee $50,000 in consideration of the execution, delivery and performance by the Employee of this Agreement.

          3.4  Stock Options.  (a)  On the date of the execution and delivery
               -------------
hereof by the Company and the Employee (the "Execution Date"), the Company shall cause to be granted to the Employee by the Board of Directors of Norton McNaughton, Inc., a Delaware corporation ("Norton"), the Company's corporate parent, options to purchase an aggregate of 60,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Norton, with an exercise price per share equal to the fair market value of the Common Stock on the Execution Date (the "Options"). The Options shall vest as to one-third (1/3) of the shares of Common Stock covered thereby on the Execution Date, two-thirds (2/3) of the shares of Common Stock covered thereby on the first anniversary of the Execution Date and as to all of the shares of Common Stock covered thereby on the second anniversary of the Execution Date. The term of the Options shall be ten years and, otherwise, the terms and conditions of the Options shall be subject to and governed by Norton's 1998 Long Term Incentive Plan.

          4.   Expense Reimbursement.  During the Term of this Agreement, the
               ---------------------
Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by her in connection with the performance of her duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies (in any case, as such policies are adopted from time to time by the Compensation Committee of the Board of Directors).

          5.   Benefits.  (a)  During the Term of this Agreement, the Employee
               --------
will be eligible to participate in all employee benefit plans and programs offered by Norton and/or by the Company (and, to the extent required by applicable law or this Agreement, approved by the Compensation Committee of the Board of Directors) from time to time to its employees of comparable seniority, subject to the provisions of such plans and programs as in effect from time to time.

          (b) During the Term of this Agreement, the Employee shall be entitled to three weeks paid vacation.

          6.   Termination of Employment.
               -------------------------

          6.1  Death.  In the event of the death of the Employee during the
               -----
Term, the Company shall pay to the estate or other legal representative of the Employee the base salary provided for in Section 3 (at the annual rate then in effect) accrued to the date of the Employee's death and not theretofore paid to the Employee and any bonus payable to the Employee in accordance with Section
3.2. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement.

          6.2  Disability.  If during the Term the Employee shall become
               ----------
incapacitated by reason of physical or mental disability and shall be unable to perform her normal duties hereunder for a cumulative period of six (6) months in any period of twelve (12) consecutive months, the employment of the Employee hereunder may be terminated by the Company or the Employee upon notice to the other. In the event of such termination, the Company shall pay to the Employee the base salary provided for in Section 3 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee and any bonus payable to the Employee in accordance with Section 3.2. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

          6.3  Due Cause.  The employment of the Employee hereunder may be
               ---------
terminated by the Company at any time during the Term for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the base salary provided for in Section 3 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. After the satisfaction of any claim of the Company against the Employee incidental to such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10. For purposes hereof, "Due Cause" shall mean (a) the Employee's gross neglect or willful misconduct in the discharge of her duties and responsibilities to any member of the Company Group (as defined in Section 9 below), (b) any act of the Employee against any member of the Company Group intended to enrich her in derogation of her duties to such member and at the expense of such member, (c) any willful or purposeful act (or any act or omission taken in bad faith) of the Employee having the effect of materially injuring the business or business relationships of any member of the Company Group, (d) the Employee's commission of (1) a felony or
(2) any crime or offense involving moral turpitude, fraud or misrepresentation,
(f) the Employee's willful and material breach of this Agreement (including, without limitation, her duties and responsibilities hereunder) or (f) the Employee's breach of her duty of loyalty to the members of the Company Group; provided, however, that the Employee shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the majority of the Board of Directors of the Company intends so to terminate the Employee's employment, and the Employee shall then be given the opportunity, within thirty (30) days of her receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts.

          6.4  Other Termination by the Company.  The Company may terminate the
               --------------------------------
Employee's employment at any time during the Term for whatever reason it deems appropriate or without reason; provided, however, that in the event that such termination is not pursuant to Section 6.1, 6.2 or 6.3 the Company shall (a) continue to pay to the Employee, until the first to occur of (i) the date which is six (6) months after the expiration of the Initial Term or the Extended Term, as applicable, of this Agreement in effect immediately prior to such termination or (ii) the death of the Employee, the base salary provided for in Section 3 (at the annual rate then in effect) and (b) pay to the Employee any bonus payable to the Employee in accordance with Section 3.2. The Employee shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such payment. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

          6.5  Non-Extension.  If the Initial Term is not extended by the
               -------------
Company for the Extended Term for any reason other than the prior termination of the Employee's employment by the Employee or pursuant to Sections 6.1, 6.2, 6.3 or 6.4 hereof, the Company shall continue to pay the Employee the salary then in effect under Section 3.1 for a period of six (6) months from the date of expiration of the Initial Term. The Employee shall be under no obligation to seek subsequent employment and obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, consultant or otherwise) against such payment. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under the Agreement, except as provided in Sections 7, 8, 9 or 10.

          6.6  Resignation.  Upon the termination of employment of the Employee
               -----------
for any reason or no reason, the Employee shall be deemed hereby automatically to have resigned (effective on the date of such termination) all positions as an officer and director of the Company, Norton and of any and all of the Company's subsidiaries.

          7.   Confidential Information.
               ------------------------

          7.1 The Employee shall, during the Term of this Agreement and at all times thereafter, treat as confidential and, except as required in the performance of her duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee, are the exclusive property of the Company and the Employee agrees to return such material to the Company promptly upon the termination of the Employee's employment with the Company.

          7.2 For the purposes hereof, the term "confidential material" shall mean all information acquired by the Employee in the course of the Employee's employment with the Company in any way concerning the products, projects, activities, business or affairs of the Company or any member of the Company Group or the customers of the Company or any member of the Company Group, including, without limitation, all information concerning trade secrets and the preparation of raw material for, manufacture of, and/or finishing processes utilized in the production of, the products or projects of the Company or any member of the Company Group and/or any improvements therein, all sales, merchandising and financial information concerning the Company or any member of the Company Group, all customer and supplier lists, all information concerning projects in research and development or merchandizing or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company or any member of the Company Group which is furnished to the Employee by the Company or any of its employees (current or former), agents or customers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Employee, (b) was available to the Employee on a non-confidential basis prior to her employment with the Company or (c) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its agents, franchisees, creditors, suppliers, lessors, lessees or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

          8.   Inventions.  Any and all inventions, innovations or improvements
               ----------
("inventions") made, developed or created by the Employee (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of her employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any inventions made, developed or created by her as aforesaid. The Employee shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Employee or to vest in the Company title to such inventions as against the Employee. The expense of securing any such patent or copyright shall be borne by the Company.

          9.   Non-Competition.  The Employee acknowledges that the services to
               ---------------
be rendered by her to the Company are of a special and unique character. In consideration of her employment hereunder, the Employee agrees, for the benefit of the Company, that she will not, during the Term of this Agreement, and thereafter for a period of one (1) year commencing on the date of termination of her employment with the Company in the event that the Employee terminates her employment hereunder at any time during the Term for any reason (other than pursuant to Section 6.2 hereof), (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) one percent (1%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, anywhere in the United States, in any activity or business venture which is in competition with the business then conducted by the Company, any of its subsidiaries or any of its corporate affiliates (including, without limitation, Norton, Miss Erika, Inc. and Jeri-Jo Knitwear, Inc., each a Delaware corporation) (collectively, the "Company Group"), (b) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was an officer, employee or consultant of any member of the Company Group, either for her own account or for any individual, firm or corporation, whether or not such person would commit any breach of her contract of employment by reason of leaving the service of a member of the Company Group, and the Employee agrees not to employ, directly or indirectly, any person who was an officer or employee of any member of the Company Group or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of any member of the Company Group, or (c) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any customer or prospective customer of any member of the Company Group, either for her own account or for any individual, firm or corporation.

          10.  Equitable Relief, Etc.
               ---------------------

          10.1 Notwithstanding Section 11 hereof, in the event of a breach or threatened breach by the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have with respect to any such breach or threatened breach.

          10.2 The Company and the Employee understand and agree that in any lawsuit or other proceeding between any of them with respect to Sections 7, 8 or 9 hereof, the prevailing party in such lawsuit or proceeding shall be entitled to recover from the other party in such lawsuit or proceeding, and such other party hereby agrees to pay such prevailing party, for all costs and expenses, including attorneys' fees, incurred by such prevailing party in the defense, prosecution or investigation of the matters which are the subject of such lawsuit or proceeding.

          11.  Arbitration.  Except as set forth in Section 10 hereof, any
               -----------
controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted in New York, New York by one arbitrator either mutually agreed upon by Employee and the Company or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 60 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

          12.  Successors and Assigns.
               ----------------------

          12.1 Assignment by the Company.  The Company shall require any
               ------------------------
successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

          12.2 Assignment by the Employee.  The Employee may not assign this
               --------------------------
Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company (other than the Employee if she is a member of such Board at the time); provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of her legal incompetency or her death and shall not preclude the legal representative of her estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under her will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to her estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Employee (in the event of her incompetency) or the Employee's estate.

          13.  Governing Law.  This Agreement shall be deemed a contract made
               -------------
under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within such State.

          14.  Entire Agreement.  This Agreement contains all the understandings
               ----------------
and representations between the parties hereto pertaining to the subject matter hereof. This Agreement supersedes all understandings and agreements, whether oral or in writing, if any, previously entered into by the Company with the Employee in any way relating to the employment of the Employee by the Company, all of which agreements and understandings are hereby terminated and all rights and entitlements thereunder are hereby waived and released.

          15.  Amendment, Modification, Waiver.  No provision of this Agreement
               -------------------------------
may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by representatives of the Company (other than the Employee) who have been duly authorized by the Board of Directors of the Company to do so (other than the Employee if she is a member of such Board at the time). Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

          16.  Notices.  Any notice to be given hereunder shall be in writing
               -------
and delivered personally or sent by overnight courier or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice (and shall be effective upon receipt):

          If to the Company:

               Norton McNaughton of Squire, Inc.
               463 Seventh Avenue
               New York, New York 10018
               Attention:  President

          If to the Employee:

               471 Union Avenue
               Murray Hill, New Jersey 07974

          17.  Severability.  Should any provision of this Agreement be held by
               ------------
a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          18.  Withholding.  Anything to the contrary notwithstanding, all
               -----------
payments required to be made by the Company hereunder to the Employee or her beneficiaries, including her estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

          19.  Survivorship.  The respective rights and obligations of the
               ------------
Employee and the Company hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          20.  Titles.  Titles of the sections of this Agreement are intended
               ------
solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

          21.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterpart copies, each of which shall be deemed to be an original and all of which taken together shall be deemed one document.

          22.  No Conflict  The Employee represents and warrants to the Company
               -----------
that the execution, delivery and performance by the Employee of her duties hereunder do not and will not conflict with or result in the breach of any agreement or understanding with any other person or entity, including without limitation, John Paul Richard, Inc. or any of the affiliates thereof.

                               *       *       *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              NORTON MCNAUGHTON
                               OF SQUIRE, INC.



                              By:__________________________________
                                 Name:   Peter Boneparth
                                 Title:  President


                              EMPLOYEE:



                              By:__________________________________
                                 Name:   Lynne F. Fish